Exhibit T3C-2

CONSTELLATION OIL SERVICES HOLDING S.A.,

as Issuer,

the Subsidiary Guarantors from time to time party hereto,

as Subsidiary Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, Paying Agent, Transfer Agent and Registrar

INDENTURE

Dated as of [●], 2022

U.S.$1,888,434

0.25% PIK SENIOR SECURED SECOND LIEN NOTES DUE 2050

(i)

(ii)

		Page
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes	51
Section 9.02	With Consent of Holders of Notes	51
Section 9.03	Revocation and Effect of Consents	53
Section 9.04	Notation on or Exchange of Notes	53
Section 9.05	Trustee to Sign Amendments, etc.	53

ARTICLE 10
GUARANTEES

Section 10.01	Guarantee	54
Section 10.02	Limitation on Liability; Termination, Release and Discharge	55
Section 10.03	Right of Contribution	55
Section 10.04	No Subrogation	55
Section 10.05	Additional Note Guarantees	56

ARTICLE 11
SECURITY

Section 11.01	Security Interest	56
Section 11.02	Intercreditor Agreements	57
Section 11.03	Further Assurances	57
Section 11.04	Impairment of Security Interest	58
Section 11.05	Maintenance of Collateral	58
Section 11.06	Release of Liens in Respect of the Notes	59
Section 11.07	Collateral Trustee	59
Section 11.08	Co-Collateral Trustee	59

ARTICLE 12
SUBSTITUTION OF THE ISSUER

Section 12.01	Substitution of the Issuer	60
Section 12.02	Notice	61
Section 12.03	Deemed Substitution	61

ARTICLE 13
[RESERVED]

ARTICLE 14
SATISFACTION AND DISCHARGE

Section 14.01	Satisfaction and Discharge	61
Section 14.02	Application of Trust Money	62

ARTICLE 15
MISCELLANEOUS

Section 15.01	Notices	62
Section 15.02	Communication by Holders of Notes with Other Holders of Notes	63
Section 15.03	Certificate and Opinion as to Conditions Precedent	63
Section 15.04	Statements Required in Certificate or Opinion	64
Section 15.05	Rules by Trustee and Agents	64

(iii)

EXHIBITS

Exhibit A	FORM OF NOTE AND NOTATION OF NOTE GUARANTEE
Exhibit B	FORM OF SUPPLEMENTAL INDENTURE FOR NOTE GUARANTEE
Exhibit C-1	[FORM OF MASTER INTERCREDITOR AGREEMENT]
Exhibit C-2	FORM OF TRANCHE 2/3/4 INTERCREDITOR AGREEMENT

SCHEDULES

Schedule 1.01	NON-AFFILIATE

(iv)

INDENTURE dated as of [●], 2022, among Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register (R.C.S. Luxembourg) under number B163424 (the “Company”), the Subsidiary Guarantors from time to time party hereto, as subsidiary guarantors, and Wilmington Trust, National Association, as trustee, paying agent, transfer agent and registrar.

WHEREAS, on November 29, 2018, the Company and certain of its subsidiaries entered into a plan support agreement with certain of their stakeholders (as amended and restated on February 21, 2019 and as further amended and restated on June 28, 2019, the “Original Plan Support Agreement”);

WHEREAS, consistent with the Original Plan Support Agreement, on December 6, 2018, the Company and certain subsidiaries jointly filed for judicial reorganization based on the Brazilian Bankruptcy Law (as defined below) before the 1st Business Court of the Judicial District of the Capital of the State of Rio de Janeiro (the “RJ Court”) (the “Brazilian RJ Proceeding”);

WHEREAS, on July 1, 2019, the RJ Court confirmed the original plan of reorganization consistent with the terms and conditions agreed in the Original Plan Support Agreement (the “Original RJ Plan”), and the Original RJ Plan was enforced by the United Stated Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) by orders entered on December 5, 2019 and April 3, 2020;

WHEREAS, the Original RJ Plan was substantially implemented as of December 18, 2019, and the Original Plan Support Agreement terminated in accordance with its terms;

WHEREAS, on April 7, 2021, upon request from the Company and certain of its subsidiaries, the RJ Court entered an order extending the supervision period of the Brazilian RJ Proceeding, suspending the obligations under the Original RJ Plan and imposing a stay against actions by creditors to enforce such obligations to provide the Company and certain of its subsidiaries time to negotiate and present an amendment to the Original RJ Plan without disruptions to their business activities;

WHEREAS, on March 24, 2022, the Original RJ Plan was amended (the “RJ Plan Amendment”) consistent with the terms and conditions of the plan support agreement, dated March 24, 2022 (the “Plan Support Agreement”), as agreed among certain key stakeholders of the Company and certain of its subsidiaries and pursuant to the RJ Plan Term Sheet (as defined below) and its exhibits/attachments;

WHEREAS, on March 28, 2022, the RJ Court approved the RJ Plan Amendment (the “Brazilian Confirmation Order”), and, on [●], 2022, the U.S. Bankruptcy Court granted an order recognizing the full force and effect to the RJ Plan Amendment and the Brazilian Confirmation Order in the United States;

WHEREAS, the restructuring transactions provided for pursuant to the RJ Plan Amendment are being consummated as of the date hereof;

WHEREAS, the RJ Plan Amendment provides, among other things, for the issuance, upon the effective date of the RJ Plan Amendment (the “Plan Effective Date”), of certain notes described as the “New 2050 Second Lien Notes” in the term sheet attached as Exhibit B to the RJ Plan Amendment as governed by the Indenture;

WHEREAS, the Company has duly authorized the creation of its 0.25% PIK Senior Secured Second Lien Notes due 2050;

WHEREAS, the 0.25% PIK Senior Secured Second Lien Notes due 2050 will initially be authenticated and delivered reflecting an aggregate principal amount of U.S.$1,888,434 (the “Initial Notes”), and the Company will issue after the Issue Date (as defined below) certain related PIK Notes (as defined below) in connection with PIK Interest (as defined below);

WHEREAS, the Subsidiary Guarantors have duly authorized their respective Note Guarantees for the Notes (as defined below);

WHEREAS, the Company and its Subsidiaries have agreed to grant and to perfect the Tranche 2/3 Collateral (as defined below) as security to the Notes, pursuant to the terms of the applicable Security Documents; and

WHEREAS, all other things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid and binding obligations of the Company, to make the Note Guarantees the valid and binding obligations of the Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors have been done.

NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01 Definitions.

“Additional Amounts” has the meaning set forth under Section 4.05 hereof.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided that each Holder listed on Schedule 1.01 shall not be, and shall not be deemed to be, an “Affiliate” for purposes of Sections 2.08 and 2.09. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meaning.

“Agent” means any Registrar, co-registrar, co-Collateral Trustee, Paying Agent or additional paying agent.

“Alpha Star” means Alpha Star Equities Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Alpha Star Assignment of Insurances” means the assignment of insurances agreement by Alpha Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Alpha Star, including all rights to receive payments with respect to any claim under each such insurance.

“Alpha Star Drilling Rig” means the Drilling Rig owned by Alpha Star on the Issue Date.

“Alpha Star Mortgage” means a mortgage over the Alpha Star Drilling Rig.

“Applicable Conversion Amount” means, as of any date of determination and with respect to any specified Convertible Debt, an amount equal to (a) the Debt Conversion Amount times (b) the percentage of the total Outstanding Amount of the Convertible Debt represented by such specified Convertible Debt.

“Applicable Conversion Stock” means: (a) with respect to the Restructured ALB Loans, Class C-1 Shares; (b) with respect to the New 2026 First Lien Notes, Class C-2 Shares; (c) with respect to the Restructured Bradesco Debt, Class C-3 Shares; and (d) with respect to the Notes and the New Unsecured Notes, Class C-4 Shares.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Assignment of Charter Agreement Receivables” means an assignment of Charter Agreement receivables agreement or general security agreement by a Drilling Rig Owner in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all receivables (net of any taxes and retentions) due or payable to the Drilling Rig Owner under the related Encumbered Charter Agreement.

“Authentication Order” has the meaning set forth under Section 2.02 hereof.

“Bankruptcy Law” means articles 437 to 614 of the Luxembourg Commercial Code, the relevant provisions of the Luxembourg Act dated August 10, 1915, as amended, on commercial companies, the relevant provisions of the Luxembourg Civil Code, other proceedings listed at Article 13, items 2 to 12 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the Companies (as amended from time to time), and the Regulation (EU) No. 2015/848 of May 20, 2015 on insolvency proceedings, the British Virgin Islands bankruptcy law, the Insolvency Act 2003 and the Brazilian Bankruptcy Law (with the exception of, in regards to the Brazilian Bankruptcy Law, any consensual restructuring between debtors and creditors that is ratified or homologated by the relevant court, including as provided for in Section 161 and following of the Brazilian Bankruptcy Law), or any similar foreign law, as applicable, for the relief of debtors.

“Bareboat Charter Agreements” means, as of any date of determination, the bareboat charter agreement in effect as of such date, between the Bareboat Charterer and any other Subsidiary of the Company, in order to charter a Drilling Rig, under bareboat terms, to the Bareboat Charterer, in connection with the Bareboat Charterer entering into a related Charter Agreement.

“Bareboat Charterer” means any Subsidiary of the Company acting as the bareboat charter operator under a Bareboat Charter Agreement as a bareboat charterer.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof; provided that, if such Person has a dual board structure, the term “Board of Directors” shall refer to the board body responsible for the oversight of the business operations of such Person unless the members of such body may be replaced by action taken by the other board body (a “senior board”), in which case the term “Board of Directors” shall refer to the senior board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or an authorized signatory, as applicable, of such Person to have been duly adopted by the Board of Directors of such Person at a meeting of such Board of Directors, by written consent in lieu of such a meeting or otherwise and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bradesco” means Banco Bradesco S.A., Grand Cayman Branch.

“Brava Star” means Brava Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Brazilian Bankruptcy Law” means the Brazilian Bankruptcy Law (Lei de Falências e Recuperação de Empresas) n. 11,101, from February 9th, 2005, as amended.

“Brazilian Confirmation Order” has the meaning set forth in the recitals to this Indenture.

“Brazilian RJ Proceeding” has the meaning set forth in the recitals to this Indenture.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(b) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(c) any warrants, rights or options to purchase or acquire any of the instruments or interests referred to in clause (a) or (b) above, but excluding Convertible Debt.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under IFRS, including any refinancing of such obligations that does not increase the aggregate principal amount thereof as of the date of refinancing. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with IFRS.

“Cash Equivalents” means at any time, any of the following:

(a) Brazilian reais, United States Dollars or money in other currencies that are readily convertible into United States Dollars received in the ordinary course of business;

(b) direct obligations of, or unconditionally guaranteed by, any country or a state thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the government of such country or a state thereof), maturing not more than one year after such time of purchase, that are rated A2 or higher by Moody’s or A or higher by S&P;

(c) commercial paper maturing no more than one year from the date of purchase thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(d) demand deposits, certificates of deposit, time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by (1) any bank organized under the laws of the United States or any state thereof or the District of Columbia, (2) any member State of the European Union, (3) any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than U.S.$250.0 million, (4) with respect to Cash Equivalents made by any Person whose principal place of business is in a jurisdiction other than the United States or such member state of the European Union, a bank operating in such other jurisdiction that either (A) has a long-term local currency rating of A2 or higher from Moody’s, A or higher from S&P or A or higher from Fitch, or (B) is ranked (by any applicable governmental regulatory authority or by any reputable, non-governmental ranking organization) as one of the top three banks in such jurisdiction (ranked by total assets), or (5) any bank to the extent the Company or any of its Subsidiaries maintains any deposits with such bank in the ordinary course of business, so long as no such deposit is outstanding for longer than 14 days;

(e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and

(f) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (d) above.

“Charter Agreement” means any contractual arrangement for the hiring and chartering of a Drilling Rig, including but not limited to intercompany Bareboat Charter Agreement (it being understood that, in the case of the Drilling Rig owned by Olinda Star, the Charter Agreement shall be limited to the intercompany Bareboat Charter Agreement).

“Class C Shares” collectively refers to Class C-1 Shares, Class C-2 Shares, Class C-3 Shares and Class C-4 Shares.

“Class C-1 Shares” means the class C-1 shares issuable by the Company upon the occurrence of a Liquidity Event.

“Class C-2 Shares” means the class C-2 shares issuable by the Company upon the occurrence of a Liquidity Event.

“Class C-3 Shares” means the class C-3 shares issuable by the Company upon the occurrence of a Liquidity Event.

“Class C-4 Shares” means the class C-4 shares issuable by the Company upon the occurrence of a Liquidity Event.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Trustee” means Wilmington Trust, National Association, in its capacities as collateral trustee under the Intercreditor Agreements for the benefit of the applicable Secured Parties.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company” means Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 and any and all successors thereto..

“Constellation Overseas” means Constellation Overseas Ltd., a company limited by shares incorporated and existing under the laws of the British Virgin Islands.

“Convertible Debt” means the Notes, the Restructured ALB Loans, the Restructured Bradesco Debt, the New 2050 Second Lien Notes, and the New Unsecured Notes.

“Corporate Trust Office of the Trustee” means Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402, or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Holders in accordance with Section 15.01 hereof.

“Covenant Defeasance” has the meaning set forth under Section 8.03 hereof.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Conversion Amount” means, as of any date of determination, the lesser of (i) the Outstanding Amount of the Convertible Debt; and (ii) 87% of the Net Liquidity Proceeds of a Liquidity Event.

“Debt Documents” has the meaning set forth in the Intercreditor Agreements.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes.

“Drilling Rig” means any drilling vessel or offshore rig owned by the Company or a Subsidiary thereof.

“Drilling Rig Owner” means Lone Star, Gold Star, Star International and Alpha Star, and after the Springing Security Deadline, Olinda Star.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, including the Convertible Debt).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Events of Default” has the meaning set forth under Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by the Company’s senior management will be required.

“FATCA” means (a) section 1471 through 1474 of the Code and any current and future regulations or official interpretations thereof, (b) any treaty, intergovernmental agreement related to sections 1471 to 1474 of the Code, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or official guidance referred to in clause (a) above; and (c) and any agreement pursuant to or in connection with the implementation of any law, official guidance or agreement referred to in clauses (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“First Lien” means a first-priority perfected security interest in the collateral securing certain Indebtedness of the Company pursuant to the terms of the Intercreditor Agreements.

“First Lien Obligation” means any Obligations secured by a First Lien.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Global Note Legend” means the legend set forth in Section 2.06(f)(3) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each Note deposited with or on behalf of and registered in the name of the depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Article 2 hereof.

“Gold Star” means Gold Star Equities Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Gold Star Assignment of Insurances” means the assignment of insurances agreement by Gold Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Gold Star, including, all rights to receive payments with respect to any claim under each such insurance.

“Gold Star Drilling Rig” means the Drilling Rig owned by Gold Star on the Issue Date.

“Gold Star Mortgage” means a mortgage over the Gold Star Drilling Rig.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States, and the payment for which the United States pledges its full faith and credit.

“Grantor Supplement” means a supplement to the Intercreditor Agreements in substantially the form of Annex I attached to the Intercreditor Agreements.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(a) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

(b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

provided that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth under Section 10.01(a) hereto.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means a Person in whose name a Note is registered.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means with respect to any Person, without duplication:

(a) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(b) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all Capitalized Lease Obligations of such Person, other than power purchase agreements and fuel supply and transportation agreements that are treated as such;

(d) Purchase Money Indebtedness;

(e) all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(f) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (a) through (e) above and clauses (h) and (i) below;

(g) all Indebtedness of any other Person of the type referred to in clauses (a) through (f) which is secured by any Lien on any property or asset of such Person (other than the Capital Stock of such Person), the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Indebtedness so secured;

(h) all obligations under Hedging Obligations of such Person; and

(i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that:

(1) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and

(2) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals.

“Intercreditor Agreements” means the Master Intercreditor Agreement and the Tranche 2/3/4 Intercreditor Agreement.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Issue Date” means [●], 2022.

“Issuer Substitution Documents” has the meaning set forth under Section 12.01(1) hereof.

“Judgment Currency” has the meaning set forth under Section 7.07(f) hereof.

“Junior Notes Conversion Amount” means an amount equal to (i) the Debt Conversion Amount times (ii) the percentage of the total Outstanding Amount of the Convertible Debt represented by the Outstanding Amount of the Notes and the New Unsecured Notes.

“Junior Priority Capex Debt” has the meaning set forth in the New 2026 First Lien Notes Indenture.

“Junior Priority Lien” means a junior super-first-priority perfected security interest on all or a portion of the Collateral, subject to the terms hereof that is junior to all the Priority Liens but senior to the First Liens, pursuant to the terms of the Intercreditor Agreements.

“Junior Priority Lien Obligation” means any Obligations secured by a Junior Priority Lien.

“Laguna Star” means Laguna Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Legal Defeasance” has the meaning set forth under Section 8.02 hereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City, Luxembourg, São Paulo, Brazil, Rio de Janeiro, Brazil or the British Virgin Islands or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Liquidity Event” means, with respect to the Company, any of the following, directly or indirectly, in one transaction or a series of related transactions to which the Company is a party:

(a) any merger or consolidation (whether or not the Company is the surviving entity), other than a merger or consolidation of the Company with one or more of its 100% owned direct or indirect subsidiaries;

(b) any tender or exchange offer conducted pursuant to and in accordance with the New Shareholders’ Agreement and any stock purchase, business combination, tender or exchange offer, or any other transaction, pursuant to which any “person” or “group” (as defined under section 13(d) of the Exchange Act) would acquire or otherwise hold beneficial ownership of more than 50% of the Voting Stock of the Company; or

(c) any sale, transfer, lease, exchange, encumbrance or other disposition of assets representing all or substantially all of the assets of the Company (including its Subsidiaries, taken as a whole);

provided that a Liquidity Event shall not be triggered by ordinary course market purchases or sales by any of the holders of the Voting Stock of the Company, provided that a transaction or series of transactions that would trigger any of the foregoing events shall be deemed not to be ordinary course transactions.

“Liquidity Event Conversion” means, the conversion of the then aggregate Outstanding Amount of the Notes into Class C-4 Shares of the Company in connection with a Liquidity Event and pursuant to Section 4.04 hereof.

“Liquidity Event Determination Date” has the meaning set forth under Section 4.04(a)(2) hereof.

“Liquidity Event Determination Notice” has the meaning set forth under Section 4.04(a) hereof.

“Liquidity Event Determination Request” has the meaning set forth under Section 4.04(a) hereof.

“Liquidity Event Proceeds” means the net proceeds of a Liquidity Event (the value of which, if other than cash, will be determined by an independent investment bank engaged by the Board of Directors of the Company) that is approved and consummated in accordance with the New Shareholders’ Agreement.

“Lone Star” means Lone Star Offshore Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Lone Star Assignment of Insurances” means the assignment of insurances agreement by Lone Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Lone Star, including all rights to receive payments with respect to any claim under each such insurance.

“Lone Star Drilling Rig” means the Drilling Rig owned by Lone Star on the Issue Date.

“Lone Star Mortgage” means a mortgage over the Lone Star Drilling Rig.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Master Intercreditor Agreement” means the intercreditor agreement, substantially in the form attached as Exhibit C-1, by and among, among others, the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as Collateral Trustee, the Trustee, the representatives or agents of lenders under each of the Restructured ALB Loans and Restructured Bradesco Debt and, from time to time, any other representative or agent of each class of the Secured Parties.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Liquidity Proceeds” means the remaining Liquidity Event Proceeds following (a) first, the repayment in cash in full of the New Priority Lien Notes, if any, at the applicable call price and pursuant to the terms thereof, (b) second, the repayment in cash in full of any Junior Priority Capex Debt, if any, pursuant to the terms thereof, (c) third, the repayment in cash in full of the New ALB L/C Credit Agreement, and (d) fourth, the repayment in cash in full of any other Indebtedness that has priority over the Notes in connection with a change of control, asset sale prepayment provision or other acceleration which is required to be paid as a result of the occurrence of the Liquidity Event.

“New 2026 First Lien Notes” means the Company’s 3.00% / 4.00% Cash/PIK Toggle Senior Secured Notes due 2026, issued on the Issue Date in an initial aggregate principal amount of U.S.$278,300,000, or any permitted refinancing thereof.

“New 2026 First Lien Notes Indenture” means the indenture dated [●], 2022 among the Company, the subsidiary guarantors and trustee named therein relating to the 3.00% / 4.00% Cash/PIK Toggle Senior Secured Notes due 2026 issued by the Company, or any permitted refinancing thereof, in each case, as may be amended, supplemented or amended and restated from time to time.

“New ALB L/C Credit Agreement” means the credit agreement, dated as of the Issue Date, to govern the portion of Laguna Star and Brava Star’s secured loans in the aggregate amount of U.S.$30,200,000 on the Issue Date, or any permitted refinancing thereof.

“New Priority Lien Notes” means the Company’s 13.5% Senior Secured Notes due 2025 in an aggregate principal amount of U.S.$62,400,000, or any permitted refinancing thereof.

“New Shareholders’ Agreement” means the Company’s shareholders’ agreement dated as of [●], 2022, by and between the Company and the other parties thereto, as may be amended, supplemented or amended and restated from time to time.

“New Unsecured Notes” means the Company’s 0.25% PIK Unsecured Notes due 2050, issued on the Issue Date in an initial aggregate principal amount of U.S.$3,111,566, or any permitted refinancing thereof.

“Note Guarantees” has the meaning set forth under Section 10.01(a) hereof.

“Notes” means the Initial Notes, and any PIK Notes issued pursuant to this Indenture, in each case, in the form set forth in Exhibit A. Unless the context otherwise requires, for all purposes under this Indenture, the Intercreditor Agreements and any Security Document, (a) references to the Notes include any related PIK Notes and (b) references to “principal amount” of Notes include any increase in the principal amount thereof as a result of a payment of PIK Interest.

“Notes/Bradesco Majority” means a majority of (i) the aggregate Outstanding Amount of the Notes and (ii) the aggregate Outstanding Amount of Indebtedness under the Restructured Bradesco Debt, voting together.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, post-petition interest), premium, Additional Amounts, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, the Indenture.

“Obligor” on the Notes means the Company and any successor obligor upon the Notes.

“Officer” means the Chairman of the Board (if an executive), Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer, General Counsel, Chief Accounting Officer, the Treasurer, the Controller, any Vice President, any director or any Secretary of the Company or any other authorized signatory if authorized by resolution of the Board of Directors of the Company.

“Officer’s Certificate” means a certificate signed by an Officer.

“Olinda Star” means Olinda Star Ltd. (in provisional liquidation), a company limited by shares incorporated under the laws of the British Virgin Islands.

“Olinda Star Assignment of Insurances” means the assignment of insurances agreement by Olinda Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Olinda Star, including all rights to receive payments with respect to any claim under each such insurance.

“Olinda Star Drilling Rig” means the Drilling Rig owned by Olinda Star on the Issue Date.

“Olinda Star Guarantee Date” means, the day on which Olinda Star Guarantees the First Lien Notes.

“Olinda Star Mortgage” means a mortgage over the Olinda Star Drilling Rig.

“Opinion of Counsel” means a written opinion of counsel signed by legal counsel and delivered to the Trustee, who may be an employee of or counsel for the Company (except as otherwise provided in this Indenture), and who shall be reasonably acceptable to the Trustee, containing customary exceptions and qualifications and which shall not be at the expense of the Trustee.

“Original Plan Support Agreement” has the meaning set forth in the recitals to this Indenture.

“Original RJ Plan” has the meaning set forth in the recitals to this Indenture.

“Outstanding Amount” means, with respect to any debt as of any measurement date, the outstanding principal amount (including any capitalized interest) of such debt, together with any accrued and unpaid interest (including PIK interest, when applicable) as of such date; provided that, with respect to the Notes and the New Unsecured Notes, the Outstanding Amount shall mean the net present value, calculated using customary market practices at a discount rate of 4% per annum, of the outstanding principal amount (including any capitalized interest), together with any accrued and unpaid interest of the Notes and the New Unsecured Notes as of such date.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning set forth under Section 2.03 hereof.

“Payor” has the meaning set forth under Section 4.05 hereof.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“PIK Interest” means interest on the Notes payable by increasing the principal amount of the Notes or by issuing PIK Notes.

“PIK Notes” means additional Notes issued under this Indenture on the same terms and conditions as the related Notes issued on the Issue Date in connection with PIK Interest.

“Plan Effective Date” has the meaning set forth in the recitals to this Indenture.

“Plan Support Agreement” has the meaning set forth in the recitals to this Indenture.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over some other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Priority Lien” means a super-first-priority perfected security interest on all or a portion of the collateral securing certain Indebtedness of the Company, pursuant to the terms of the Intercreditor Agreements.

“Priority Lien Obligation” means any Obligations secured by a Priority Lien.

“Purchase Money Indebtedness” means all obligations of a Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement due more than six months after such property is acquired and excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

“Registrar” has the meaning set forth under Section 2.03 hereof.

“Relevant Taxing Jurisdiction” has the meaning set forth under Section 4.05 hereof.

“Required ALB Majority” means both (a) a majority of the aggregate outstanding principal amount (including PIK interest) of Indebtedness under the Restructured ALB Loans, and (b) the approval of at least three (3) lenders thereunder.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture.

“Restructured ALB Loans” means the U.S.$500.0 million secured loans governed by the credit agreement entered into by the parties thereto on the Issue Date, or any permitted refinancing thereof.

“Restructured Bradesco Debt” means [●]8, or any permitted refinancing thereof.

“RJ Court” has the meaning set forth in the recitals to this Indenture

“RJ Plan Amendment” has the meaning set forth in the recitals to this Indenture.

“S&P” means S&P Global Ratings and any successor or successors thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien” means a second-priority perfected security interest in the Tranche 2/3 Collateral, pursuant to the terms of the Intercreditor Agreements.

“Second Lien Obligation” means any Obligations secured by a Second Lien.

“Secured Parties” has the meaning set forth in the Intercreditor Agreements.

“Securities Act” means the Securities Act of 1933, as amended.

[“Security Documents” means (a) the Lone Star Mortgage, the Gold Star Mortgage, the Alpha Star Mortgage, the Star International Mortgage, the Lone Star Assignment of Insurances, the Gold Star Assignment of Insurances, the Alpha Star Assignment of Insurances and the Star International Assignment of Insurances, (b) to the extent required under the definition of “Tranche 2/3 Collateral”, with respect to any Encumbered Charter Agreement and Bareboat Charter Agreement, the applicable share charge agreement for the Drilling Rig Owner and Bareboat Charterer or the applicable Assignment of Charter Agreement Receivables, (c) within forty-five (45) Business Days of the Olinda Star Guarantee Date, the Olinda Star Mortgage, Olinda Star Assignment of Insurances and the share charge relating to Olinda Star, and (d) any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of covenants, assignments of earnings and insurances, share pledges, share charges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company, the grantors or any other obligor under the Indenture or other Debt Document, creating, or purporting to create, a Lien upon all or a portion of the Collateral in favor of the Collateral Trustee for the benefit of the Holders of Notes, in each case as amended, renewed or replaced, in whole or part, from time to time, in accordance with its terms.]

“Shared Collateral” has the meaning set forth in the Intercreditor Agreements.

“Shared Collateral Instructing Creditors” has the meaning set forth in the Intercreditor Agreements.

“Star International” means Star International Drilling Limited, an exempted company incorporated under the laws of the Cayman Islands.

“Star International Assignment of Insurances” means the assignment of insurances agreement by Star International in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Star International, including, all rights to receive payments with respect to any claim under each such insurance.

“Star International Drilling Rig” means the Drilling Rig owned by Star International on the Issue Date.

“Star International Mortgage” means a mortgage over the Star International Drilling Rig.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any Person the account of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date.

“Subsidiary Guarantors” means, on the Issue Date, Constellation Overseas, Lone Star, Gold Star, Alpha Star, Snover International and Star International, and thereafter, (a) following the Olinda Star Guarantee Date, Olinda Star and (b) each Subsidiary of the Company that provides a Note Guarantee.

“Substituted Debtor” has the meaning set forth under Section 12.01 hereof.

“Surviving Entity” has the meaning set forth under Section 5.02 hereof.

“Taxes” has the meaning set forth under Section 4.05 hereof.

“TIA” means the Trust Indenture Act of 1939 as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect from time to time.

“Tranche 2/3 Collateral” or “Collateral” means:

(a) Within 180 days of the Issue Date, and with respect to Olinda Star, the 45th day following the Olinda Star Guarantee Date):

(1) the Lone Star Drilling Rig, the Gold Star Drilling Rig, the Alpha Star Drilling Rig, the Olinda Star Drilling Rig and the Star International Drilling Rig pursuant to the applicable mortgage;

(2) subject to subsection (c) below, all rights to receivables (net of any taxes and retentions) of the Drilling Rig Owner under the related Encumbered Charter Agreement existing on the Issue Date, if any, pursuant to the applicable Assignment of Charter Agreement Receivables;

(3) subject to subsection (c) below, the Equity Interests of the Drilling Rig Owner and Bareboat Charterer under the related Encumbered Charter Agreement existing on the Issue Date, if any, pursuant to the applicable pledge agreement; and

(4) assignment of insurance receivables of Drilling Rigs owned by each Drilling Rig Owner.

(b) No later than 90 days after entering into an Encumbered Charter Agreement for any Drilling Rig owned by a Drilling Rig Owner:

(1) subject to subsection (c) below, all rights to receivables (net of any taxes and retentions) of the Drilling Rig Owner under such Encumbered Charter Agreement, pursuant to the applicable Assignment of Charter Agreement Receivables; and

(2) subject to subsection (c) below, the Equity Interests of the Drilling Rig Owner and Bareboat Charterer under such Encumbered Charter Agreement, pursuant to the applicable pledge agreement.

(c) With respect to any Encumbered Charter Agreement existing on or entered into after the Issue Date for any Drilling Rig that is part of the Collateral, the Company and the applicable Subsidiary Guarantor shall have used commercially reasonable efforts to obtain relevant third party consents, to the extent such third party consents are required, to the assignment of the right to receive receivables (net of any taxes and retentions) by such Subsidiary Guarantor under the related Encumbered Charter Agreement, and to the extent the Company and such Subsidiary Guarantor are unable to obtain such third party consents, in lieu of providing such assignment of the right to receive receivables, the Company and such Subsidiary Guarantor shall pledge or caused to be pledged the Equity Interests in the entity owning the applicable Drilling Rig under such Encumbered Charter Agreement for the Collateral Trustee for the benefit of the Holders and any other applicable Secured Party. For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred in the event the Company and the Subsidiary Guarantors are unable to obtain, after using commercially reasonable efforts, such third party consents to the assignment of receivable rights.

“Tranche 2/3/4 Intercreditor Agreement” means the intercreditor agreement, substantially in the form attached as Exhibit C-2, between and among the Company, the other grantors from time to time party thereto, the Trustee, as Collateral Trustee and certain other Persons that may become party thereto from time to time.

“Transfer Agent” has the meaning set forth under Section 2.03 hereof.

“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Bankruptcy Court” has the meaning set forth in the recitals to this Indenture.

“United States” or “U.S.” means United States of America.

“United States Dollars”, “U.S. Dollar” or “U.S.$” means the lawful currency of the United States.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Wholly Owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is directly or indirectly owned by the Company or another Wholly Owned Subsidiary.

Section 1.02 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) “including” shall be interpreted to mean “including, without limitation”;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.03 Luxembourg Terms.

Words in the English language used in this Indenture to describe Luxembourg law concepts only intend to describe such concepts and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

Without prejudice to the generality of any provision of this Indenture, in this Indenture, where it relates to the Company, a reference to (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (g) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (h) a director or a manager includes an administrateur or a gérant.

Section 1.04 Incorporation by Reference of Trust Indenture Act.

(a) Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, by reference to another statute under the TIA or by SEC rule under the TIA have the meanings so assigned to them.

(b) Notwithstanding anything to the contrary herein, TIA §§ 315(d) and 316(1)(a) shall not apply to, or be deemed to be incorporated by reference in or made a part of, this Indenture. The terms relating to the responsibilities of the Trustee and the ability of the Holders to (i) direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, or (ii) to consent to the waiver of any past default and its consequences shall be governed by the terms of this Indenture.

ARTICLE 2
THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will each be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. Subject to the issuance of PIK Notes as described herein, the Notes shall be in minimum denominations of U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof. The Notes (including any increase in the principal amount of the Notes as a result of a payment of PIK Interest) and any related PIK Notes subsequently issued under this Indenture will be treated as a single class for all purposes hereunder, including, without limitation, waivers, amendments, redemptions and offers to purchase, and under the Intercreditor Agreements and the Security Documents.

The Notes shall be fully and unconditionally guaranteed by the Subsidiary Guarantors in accordance with Article 10. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, and the Holders by their acceptance of the Notes, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

Two Officers must sign the Notes for the Company by manual, facsimile or electronic signature (including “.pdf” or any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid, so long as the Officer held office at the time the Note was signed by such Officer on behalf of the Company.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate (i) Notes for original issue that may be validly issued under this Indenture up to the aggregate principal amount of the Initial Notes and (ii) subject to the terms of this Indenture, any PIK Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. Such Authentication Orders shall specify the principal amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, the number of separate Notes certificates to be authenticated, the registered Holder of each such Note and delivery instructions.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an agent to deal with Holders or an Affiliate of the Company.

The Initial Notes to be authenticated on the Issue Date shall reflect an aggregate principal amount of U.S.$1,888,434.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar” and “Transfer Agent”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Transfer Agent and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes (and increase the principal amount of the Notes to pay any PIK Interest pursuant to a written direction delivered to the Trustee specifying the increase in the Global Note or issue PIK Notes to pay any PIK Interest pursuant to an Authentication Order with respect to the PIK Notes amount to be issued on the applicable interest payment date, when so becoming due), and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee of all amounts that it is obligated to pay, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Notes shall be exchanged by the Company for Definitive Notes only in the following limited circumstances:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act at a time when it is required to be so registered in order to act as depository, and in each case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) [Reserved].

(4) [Reserved].

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) [Reserved].

(2) [Reserved].

(3) Beneficial Interests in Global Notes to Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) [Reserved].

(2) [Reserved].

(3) Definitive Notes to Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (3) above at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) [Reserved].

(2) [Reserved].

(3) Definitive Notes to Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) [Reserved].

(2) [Reserved].

(3) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(4) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. HOLDERS MAY OBTAIN THE ISSUE PRICE, TOTAL AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY BY CONTACTING THE COMPANY.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company, the Subsidiary Guarantors or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.04 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder represented by the Global Note for all purposes under this Indenture. Owners of beneficial interests in respect of a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Definitive Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder, except as provided under Section 15.02 hereof. Accordingly, each Holder owning a beneficial interest in respect of a Global Note must rely on the procedures of the Depositary and, if such Holder is not a participant or an indirect participant, on the procedures of the participant through which such Holder owns its interest, to exercise any rights of a Holder of Notes under this Indenture or such Global Note.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically by “.pdf.”

(9) The Trustee shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, Applicable Procedures or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Definitive Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss or liability that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, Notes held by the Company or an Affiliate controlled by the Company shall not cease to be outstanding; provided, however, that Notes held by the Company or an Affiliate controlled by the Company shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate controlled by the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any Affiliate controlled by the Company.

Section 2.10 Temporary Notes

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in accordance with its customary procedures. Certification of disposal of such Notes will be delivered to the Company upon its written request therefor. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 CUSIP/ISIN Numbers.

The Company in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 2.13 Payment of Interest; Issuance of PIK Notes.

(a) On each interest payment date for the Notes, the Company shall pay scheduled payments of interest on the Notes by increasing the principal amount of the outstanding Notes (representing the corresponding proportionate increased principal amount of the Notes) or, with respect to Notes represented by Definitive Notes, by issuing PIK Notes.

(b) Any issue of PIK Notes will be secured, equally and ratably, with the corresponding Notes. At all times, PIK Interest on the Notes will be payable (i) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee, and the Trustee, at the written direction of the Company, will record such increase in such Global Note and (ii) with respect to Notes represented by Definitive Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of any outstanding Global Notes as a result of a payment of PIK Interest, such Global Note will bear interest on such increased principal amount from and after the date of such payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Notes issued pursuant to a payment of PIK Interest will be governed by, and subject to the terms, provisions and conditions of, the Indenture, the Intercreditor Agreements and the Security Documents and shall have the same rights and benefits as the corresponding Notes issued on the date of this Indenture. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

Section 2.14 Calculation of Principal Amount of Notes.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding (including any outstanding PIK Notes and any increased principal amounts as a result of any payment of PIK Interest) at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence and Section 2.08. Any such calculation made pursuant to this Section 2.14 shall be made by the Company (or an agent thereof) and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least ten (10) days but not more than sixty (60) days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

In the event that less than all of the Notes are to be redeemed or purchased at any time, selection of Notes for redemption shall be made (i) in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed and any applicable depository procedures, (ii) by lot or such other similar method in accordance with the Applicable Procedures of DTC (if the Notes are global notes), or (iii) if there are no such requirements of such exchange or the Notes are not then listed on a national securities exchange or DTC, on a pro rata basis by lot or by such other method the Trustee deems fair and reasonable. No Notes of a principal amount of U.S.$1.00 or less may be redeemed in part, and if Notes are redeemed in part, the remaining outstanding amount must be at least equal to U.S.$1.00 and be an integral multiple of U.S.$1.00.

The Trustee shall promptly (and in any event, within five (5) Business Days) notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.

Section 3.03 Notice of Redemption.

(a) At least ten (10) days but not more than sixty (60) days before the redemption date, the Company shall mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the Applicable Procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 14 hereof. Notice of redemption may be conditional.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) the CUSIP number, together with a statement that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) any condition precedent to the redemption.

At the Company’s written request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least ten (10) days prior to the redemption date, or such shorter period agreed to by the Company and the Trustee, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notice of any redemption of any Notes (including in connection with another transaction (or series of related transactions)) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of such other transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 3.04 Effect of Notice of Redemption.

Notice of redemption having been given in accordance with Section 3.03 hereof, the Notes so to be redeemed shall, on the redemption date, become due and payable, unless such redemption is conditioned on the happening of a future event, at the redemption price therein specified (together with accrued but unpaid interest, if any, to the redemption date), and from and after such redemption date (unless the Company shall default in the payment of the redemption price and accrued but unpaid interest, if any) such Notes shall cease to bear interest.

Section 3.05 Deposit of Redemption or Purchase Price.

At or before the close of business one (1) Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the applicable Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest (including accrued and unpaid PIK Interest which for the avoidance of doubt shall be paid in cash) on all Notes to be redeemed or purchased on that date (including any PIK Notes or any increased principal amount of Notes sufficient to pay PIK Interest other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation). The Trustee or the Paying Agent will promptly return to the Company, after the applicable redemption or purchase date, any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including PIK Interest) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. Upon redemption or purchase of any Notes by the Company, such redeemed or purchased Notes will be cancelled.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, subject to the minimum denomination set forth in Section 2.01 hereof.

Section 3.07 Optional Redemption.

(a) At any time, and from time to time, the Company may redeem the Notes, at its option, in whole or in part, at a redemption price equal to its net present value using a 4% discount rate, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest) due thereon up to, but excluding, the date of redemption. Any redemption of Notes by the Company pursuant to this Section 3.07 shall be subject to the Company redeeming all of the then outstanding principal amount of, and interest (and premium, if any) on, the Notes.

(b) Any redemption of Notes pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08 Repurchase.

The Company or any of its Affiliates may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company or any of its Affiliates may be held or resold, at the Company or any of its Affiliates’ discretion, until surrendered to the Trustee for cancellation.

ARTICLE 4
COVENANTS

Section 4.01 Payment of Notes.

(a) The Company will pay or cause to be paid the principal of, premium, if any, and increase the principal amount of the Notes or issue related PIK Notes to pay PIK Interest, on the dates and in the manner provided in the Notes. Each Subsidiary Guarantor will pay or cause to be paid any amounts owed by it under its Note Guarantee in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest (including any related PIK Notes (or any increased principal amount of Notes sufficient to pay all related PIK Interest on the Notes)) will be considered paid on the date due if (i) the Paying Agent, if other than the Company or a Subsidiary thereof, holds at or before the close of business one (1) Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and premium, if any, and cash interest then due and (ii) the Trustee has received delivery of an Authentication Order on or prior to the date the payment is due of any PIK Notes to be authenticated and delivered or written direction as provided in Section 2.13(b) for any increased principal amount of the applicable Global Notes sufficient to pay all PIK Interest then due. Principal, premium, if any, and interest on the Notes will be paid on the last Business Day of March, June, September and December of each year to the Holders of record as of 5:00 p.m. (New York City time) on the record date.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 hereof, where Notes may be surrendered for registration of transfer or for exchange. If such office or agency is other than an office of the Trustee or an Affiliate of the Trustee, the Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders, may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency of which the Company is aware.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within one hundred and thirty five (135) days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has complied with its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default, as promptly as practicable (and in any event within five (5) Business Days) written notice of any event that constitutes a Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

Section 4.04 Conversion Upon Liquidity Event.

(a) Within thirty (30) days following the date on which a Liquidity Event is approved by the Board of Directors of the Company, the Company shall deliver a notice to each holder of and lender under, as applicable, the Restructured ALB Loans, the Restructured Bradesco Debt and the New 2026 First Lien Notes, with a copy to the Trustee, requesting (the “Liquidity Event Determination Request”) whether such holder approves such Liquidity Event (a “Liquidity Event Determination Notice”). The Liquidity Event Determination Notice shall state:

(1) that the Liquidity Event Determination Request is being made pursuant to this Section 4.04;

(2) the date by which such holders of and lenders under, as applicable, the Restructured ALB Loans, the Restructured Bradesco Debt and the New 2026 First Lien Notes must provide their election as to whether to approve or reject the proposed Liquidity Event, which date shall be no earlier than twenty (20) Business Days following the delivery of such notice, except as may be required by law (the “Liquidity Event Determination Date”). It being understood that if no election is made up to the Liquidity Event Determination Date, such holders and lenders shall be deemed to approve the Liquidity Event;

(3) the material terms of the Liquidity Event;

(4) the date until which holders and lenders will be entitled to withdraw their election; and

(5) any information relating to such Liquidity Event as is reasonably necessary for such holder and lender to make an informed decision and, in addition, any information as may be reasonably requested by any holder and any lender in order to make such determination, excluding information that is subject to attorney-client privilege and, with respect to any confidential information, subject to appropriate confidentiality agreements.

(b) If a Liquidity Event is approved by the Liquidity Event Determination Date by a majority of (1) the aggregate Outstanding Amount of the New 2026 First Lien Notes and (2) the aggregate Outstanding Amount of Indebtedness under the Restructured Bradesco Debt, voting together, as certified by the Company in an Officer’s Certificate (the “Notes/Bradesco Majority”), then:

(1) to the extent such Liquidity Event is also approved by the Required ALB Majority, 100% of the Indebtedness of each Convertible Debt shall, prior to the consummation of the Liquidity Event, simultaneously be converted into an amount of Applicable Conversion Stock of the Company entitled to receive Net Liquidity Proceeds from such Liquidity Event, equal to the Applicable Conversion Amount with respect to such Convertible Debt, such that, for the avoidance of doubt, the aggregate outstanding amount of the Notes shall, prior to the consummation of the Liquidity Event, be converted into Class C-4 Shares entitled to receive Net Liquidity Proceeds from such Liquidity Event equal to the Junior Notes Conversion Amount; or

(2) to the extent such Liquidity Event is not approved by the Required ALB Majority, one or more of the holders under the New 2026 First Lien Notes or lenders under the Restructured Bradesco Debt may elect, but in no event are required, to purchase in full the total Outstanding Amount of the Restructured ALB Loans at a price equal to 95% of the total Outstanding Amount thereof, pursuant to the terms of the Intercreditor Agreements and, (A) if so elected, after the completion and transfer of the Restructured ALB Loans, the Indebtedness of the Convertible Debt shall be converted and be entitled to receive Net Liquidity Proceeds from such Liquidity Event in accordance with clause (b)(1) above, and (B) if no such holder under the New 2026 First Lien Notes or lender under the Restructured Bradesco Debt makes such election, the Liquidity Event shall be deemed rejected and the Company shall not complete such Liquidity Event.

(c) If a Liquidity Event is not approved by the Notes/Bradesco Majority, the Required ALB Majority (or one or more lenders thereunder) may elect to purchase in full the total Outstanding Amount of the New 2026 First Lien Notes and the Restructured Bradesco Debt at a price equal to 95% of the total Outstanding Amount thereof, pursuant to the terms of the Master Intercreditor Agreement and, (1) if so elected, after the completion and transfer of the New 2026 First Lien Notes and the Restructured Bradesco Debt, the Indebtedness of the Convertible Debt shall be converted and be entitled to receive Net Liquidity Proceeds from such Liquidity Event in accordance with clause (b)(1) above, and (2) if the Required ALB Majority (or one or more lenders thereunder) does not make such election, the Liquidity Event shall be deemed rejected and the Company shall not complete such Liquidity Event.

(d) Upon the conversion of the Notes into Class C-4 Shares pursuant to this Section 4.04, the obligations of the Company and the Subsidiary Guarantor under this Indenture, the Notes and the Note Guarantees shall be deemed paid in full and terminated and the Collateral shall be automatically released pursuant to Section 11.06 hereof.

(e) For the avoidance of doubt, the Class C Shares issued on conversion of the Notes shall be registered in the books and records of the Company upon the occurrence of a Liquidity Event and shall not be delivered through DTC; provided that to the extent that 100% of the Net Liquidity Proceeds to be received by the Class C shareholders consist of cash or DTC eligible securities, the Company may deem the Class C Shares to have been issued and distribute the Net Liquidity Proceeds to the Holders through DTC, to the extent permitted by DTC.

Section 4.05 Additional Amounts.

All payments made by or on behalf of the Company, the Subsidiary Guarantors or any successor thereto (each, a “Payor”) under, or with respect to, the Notes or the Note Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed, levied, collected or assessed by or on behalf of (a) the Grand Duchy of Luxembourg or any political subdivision or governmental authority thereof or therein having power to tax, (b) any jurisdiction from or through which payment on the Notes or the Note Guarantees is made by or on behalf of the Payor, or any political subdivision or governmental authority thereof or therein having the power to tax or (c) any other jurisdiction in which a Payor is organized, resident or deemed to be doing business, or any political subdivision or governmental authority thereof or therein having the power to tax (each jurisdiction described in clauses (a), (b) and (c), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof.

If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or the Note Guarantees including payments of principal, premium, if any, redemption price or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) and each reference to principal, premium, redemption price, or interest (including PIK interest) herein shall be deemed to refer to such term together with Additional Amounts, if any) as may be necessary in order that the net amounts in respect of such payments received by each Holder, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, limited liability company, partnership or corporation) and the Relevant Taxing Jurisdiction (other than the receipt of such payment or the acquisition or ownership of such Note or enforcement of rights thereunder);

(2) any estate, inheritance, gift, sales, excise, transfer or personal property tax;

(3) any Taxes which are imposed, payable or due because the Notes are presented (where presentation is required) for payment more than thirty (30) days after the date such payment was due and payable or was provided for, whichever is later, except for Additional Amounts with respect to Taxes that would have been imposed had the Holder presented the Note for payment on the last day of such 30-day period;

(4) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of a Note to comply, at our written request, with certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection of the Holder or such beneficial owner with the Relevant Taxing Jurisdiction or to make, at our written request, any other claim or filing for exemption to which it is entitled if (a) such compliance, making a claim or filing for exemption is required or imposed by a statute, treaty or regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes, (b) the Payor has given the Holder or the beneficial owner at least thirty (30) days’ notice that the Holder or beneficial owner will be required to provide such certification, identification, documentation or other reporting requirement, and (c) the provision of any certification, identification, information, documentation or other reporting requirement would not be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN-E and W-9);

(5) any withholding or deduction that is required to be made pursuant to the Luxembourg law of 23 December 2005, as amended;

(6) any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Note to another reasonably available paying agent of the Payor in any member state of the European Union; or

(7) any combination of the above.

Also such Additional Amounts will not be payable with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Note directly.

The Payor will (a) make any required withholding or deduction and (b) except as expressly provided below, remit the full amount deducted or withheld to the applicable taxing authority in the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will provide to the Trustee certified copies of tax receipts or, if such tax receipts are not reasonably available, such other documentation to the Trustee evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will attach to such documentation a certificate stating (a) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the Notes or the Note Guarantees, as applicable, and (b) the amount of such withholding Taxes paid per U.S. Dollar principal amount of the Notes.

If the Payor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Note Guarantees, the Payor will deliver to the Trustee and deliver notice to the Holders, at least five (5) Business Days prior to the relevant payment date, an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and the applicable record date and will set forth such other information necessary to enable the Trustee and Paying Agent to pay such Additional Amounts to Holders of Notes on the payment date. Each such Officer’s Certificate shall be relied upon by the Trustee and Paying Agent without further inquiry until receipt of a further Officer’s Certificate addressing such matters.

The Payor will pay any stamp, issue, registration, documentary, excise, property or other similar taxes and other duties (including interest and penalties) imposed by any Relevant Taxing Jurisdiction payable in respect of the creation, issue, offering, execution or performance of the Notes, this Indenture, the Note Guarantees or any documentation with respect thereto and any such taxes, charges or duties imposed by any jurisdiction with respect to the enforcement of the Notes following the occurrence and during the continuance of any Default. The Company will agree to reimburse each of the Trustee, the paying agents and the Holders of the Notes for any such amounts paid (and reasonably documented) by the Trustee, the paying agents or such Holders; except where any such amounts arise or are due in relation to the registration of the Notes, this Indenture, the Note Guarantees or any documentation with respect hereto or referred to therein, where such registration is made on a purely voluntary basis by the Trustee, the paying agents or such Holders (i.e., where such registration is not necessary for the perfection, protection or enforcement of their rights in respect of the Notes, this Indenture, the Note Guarantees or any documentation with respect hereto).

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Whenever in this Indenture there is mentioned, in any context, (a) the payment of principal, premium, if any, or interest, (b) redemption prices or purchase prices in connection with the redemption or purchase of Notes or (c) any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, deducted or withholding Taxes are, were or would be payable in respect thereof.

Notwithstanding anything herein, if any withholding or deduction for Taxes is imposed with respect to any payment on the Notes pursuant to FATCA, then (a) the Company, the Subsidiary Guarantors, any paying agent or any other person acting on their behalf shall be entitled to make such deduction or withholding, and (b) none of the Company, the Subsidiary Guarantors, any paying agent or any other person acting on their behalf will have any obligation to pay any Additional Amounts with respect to any such withholding or deductions imposed pursuant to FATCA.

Section 4.06 Currency Indemnity.

The Company and each Subsidiary Guarantor will pay all sums payable under this Indenture, the Notes or the Note Guarantees solely in U.S. Dollars. Any amount received or recovered in a currency other than U.S. Dollars in respect of any sum expressed to be due to the Trustee or any Holder from the Company or the Subsidiary Guarantors will only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which it is possible to do so. If the U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Company will indemnify the recipient against any loss sustained by it as a result. In any event, the Company or the Subsidiary Guarantors will indemnify the recipient against the cost of making any purchase of U.S. Dollars.

For the purposes of this Section 4.06, it will be sufficient for a Holder or the Trustee to certify (with reasonable documentation) in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which it would have been practicable, and to certify in a satisfactory manner the need for a change of the purchase date.

These indemnities (a) constitute a separate and independent obligation from the other obligations of the Company and the Subsidiary Guarantors, (b) will give rise to a separate and independent cause of action, (c) will apply irrespective of any indulgence granted by any Holder, and (d) will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation and Sale of Assets.

A Subsidiary Guarantor (other than a Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and this Indenture) will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not such Subsidiary Guarantor is the surviving or continuing Person) (other than with or into the Company or any Subsidiary Guarantor), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Subsidiary Guarantor (determined on a consolidated basis for such Subsidiary Guarantor and its Subsidiaries), to any Person (other than with or into the Company or any Subsidiary Guarantor) unless:

(1) either:

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor) shall expressly assume all of the obligations of such Subsidiary Guarantor under its Note Guarantee, or

(B) the net cash proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture; and

(2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(A) above, no Default or Event of Default shall have occurred or be continuing.

The provisions of this Section 5.01 will not apply to any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of properties and assets, of the Subsidiary Guarantor to the Company or any consolidation or merger among the Subsidiary Guarantor and the Company.

Notwithstanding anything to the contrary herein, any such transaction or series of related transactions, to the extent constituting a Liquidity Event, shall be governed by Section 4.04 and not by this Section 5.01.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of a Subsidiary Guarantor and its Subsidiaries in accordance with Section 5.01 hereof, in which such Subsidiary Guarantor is not the continuing Person, the surviving entity formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, lease or transfer is made (such entity, the “Surviving Entity”) will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to such “Subsidiary Guarantor” shall refer instead to the Surviving Entity and not to such Subsidiary Guarantor), and may exercise, without limitation, every right and power of, such Subsidiary Guarantor under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, such Subsidiary Guarantor will be automatically released from its obligations hereunder.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

The following are “Events of Default”:

(1) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to purchase Notes tendered pursuant to an optional redemption;

(2) default for thirty (30) days or more in the payment when due of interest (including, for the avoidance of doubt, the PIK Interest required under this Indenture) or Additional Amounts on any Notes;

(3) the failure to perform or comply with any of the provisions described under Section 4.04 or 5.01;

(4) except as permitted by this Indenture, any Note Guarantee of a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; provided that the Note Guarantees of any Subsidiary Guarantor becoming unenforceable or invalid as a result of a change in law shall not constitute an Event of Default under this Indenture;

(5) the Company:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)	makes a general assignment for the benefit of its creditors, or

(E)	generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company in an involuntary case;

(B)	appoints a custodian of the Company; or

(C)	orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for sixty (60) consecutive days;

(7) except as expressly permitted by this Indenture, the Intercreditor Agreements and the Security Documents; any of the Intercreditor Agreements or Security Documents shall for any reason cease to be in full force and effect and such default continues for thirty (30) days or the Company shall so assert, or any security interest created, or purported to be created, by any of the Intercreditor Agreements or Security Documents shall cease to be enforceable and such default continues for thirty (30) days.

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to an authorized officer of the Trustee with direct responsibility for the administration of this indenture by the Company or any holder.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (5) or (6) of Section 6.01 hereof with respect to the Company) shall occur and be continuing and has not been cured or waived, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes by written notice to the Company with a copy to the Trustee, may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest (including PIK Interest) on all the Notes to be immediately due and payable by notice in writing specifying the Event of Default and that it is a “notice of acceleration.” In the case of an Event of Default specified in clauses (5) or (6) of Section 6.01 hereof, then the unpaid principal of (and premium, if any) and accrued and unpaid interest (including PIK Interest) on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences by written notice to the Company, if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission will affect any subsequent Default or impair any rights relating thereto.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any Notes in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06 Limitation on Suits.

No Holder of any Notes will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1) a Holder gives to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to pursue the remedy;

(3) such Holders provide to the Trustee indemnity and/or security satisfactory to it against any cost, liability or expense;

(4) the Trustee does not comply within 60 days after receipt of such notice and offer of indemnity and/or security; and

(5) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other Obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and its agents and counsel, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall distribute out the money in the following order:

First: to the Trustee, the Paying Agent, the Registrar, the Transfer Agent and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.13 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15 Voting on behalf of Holders of Notes.

In connection with any insolvency or liquidation proceeding, (i) prior to the discharge of all obligations under the New Priority Lien Notes, the holders of the New Priority Lien Notes (or the Trustee in its capacity as trustee of the New Priority Lien Notes) shall be entitled to vote on behalf of the Holders of the Notes and (ii) after the discharge of all obligations under the New Priority Lien Notes but prior to the discharge of all obligations under the New 2026 First Lien Notes and Restructured Bradesco Debt, the holders of the New 2026 First Lien Notes (or the Trustee in its capacity as trustee of the New 2026 First Lien Notes) and Bradesco shall be entitled to vote on behalf of the Holders of the Notes, in each case, in accordance with the intercreditor agreement, between and among the Trustee in its capacity as trustee of the New Priority Lien Notes, the New 2026 First Lien Notes, the Notes and the New Unsecured Notes and Bradesco.

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Notes and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be protected in acting or refraining from acting upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture (but need not confirm or investigate mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own gross negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction in a final, non-appealable judgment that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be charged with knowledge of (A) the existence of any Liquidity Event, or (B) any Default or Event of Default hereunder unless a Responsible Officer of the Trustee shall have actual knowledge thereof or have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or any Holder and such notice references the Notes and this Indenture; provided the Trustee shall be deemed to have notice of the failure of the Company to deliver funds.

(h) The Trustee (at the Company’s expense) shall, upon written direction (which may be via email) of the Company, furnish to any Holder upon written request and without charge a copy of this Indenture.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate or verify any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. No such Officer’s Certificate or Opinion of Counsel shall be at the expense of the Trustee. The Trustee may consult with counsel appointed with due care and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or such opinion of such counsel.

(c) The Trustee may act through its agents, attorneys, custodians and nominees and will not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

(d) The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, costs, liabilities and expenses that might be incurred by it in compliance with such request or direction. The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein and, with respect to such permissive rights, the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

(g) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, epidemics, pandemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) In no event shall the Trustee, including in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(i) The Trustee shall have no obligation to invest and reinvest any cash held in any account.

(j) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of its directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Security Documents and the Intercreditor Agreements, and each agent, custodian and other Person employed to act hereunder or thereunder and whenever acting in such capacity under any related transaction document, the Trustee and the Collateral Trustee shall enjoy all the same rights, privileges, protections and benefits granted to it hereunder.

(l) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or reasonably adequate indemnity against such risk or liability is not assured to it.

(m) The Trustee shall not have any duty (i) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

(o) The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Subsidiary Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(p) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, if applicable, or other identifying documents to be provided.

(q) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(r) Each of the above described rights (a) through (q) hereof shall inure to the benefit of and be enforceable by the Collateral Trustee hereunder and under the Security Documents and Intercreditor Agreements.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee or the Collateral Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof and is subject to TIA §§ 310(b) and 311.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes (except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes upon the receipt of an Authentication Order pursuant to Section 2.02 hereof and perform its obligations hereunder), it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent, if other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral nor for monitoring the actions of any other Person, including the Company, with respect to the same.

Delivery of reports, information and documents to the Trustee under Article 4 hereunder is for informational purposes only and the Trustee’s receipt or constructive receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee is not obligated to confirm that the Company has complied with its obligations contained in Section 4.03 hereunder to post such reports and other information on its website.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs, is continuing and notice of such Default or Event of Default has been delivered to a Responsible Officer of the Trustee, the Trustee must deliver to each Holder, a notice of the Default or Event of Default within thirty (30) days after a Responsible Officer acquires actual knowledge or has received written notice of such Default or Event of Default, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after the yearly anniversary of the Issue Date, beginning with the anniversary in 2023, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee and the Collateral Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed to in writing. The Trustee’s and the Collateral Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee and the Collateral Trustee promptly upon written request for all reasonable and documented fees and expenses incurred or made by it in addition to the compensation for its services, except any such fee or expense as may be attributable to the Trustee’s or Collateral Trustee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment. Such expenses will include the reasonable and documented fees and expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee and the Collateral Trustee (both individually and in their capacity as such) and hold each of the foregoing harmless against any and all losses, liabilities, expenses, claims or damages (including reasonable and documented fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment. The Trustee and the Collateral Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee and the Collateral Trustee will, and will cause its officers, directors, employees and agents to, cooperate in the defense. The Trustee and the Collateral Trustee may have separate counsel and the Company will pay the reasonable and documented fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if they assume the Trustee’s and the Collateral Trustee’s defense with counsel reasonably acceptable to and approved by the Trustee and the Collateral Trustee (such consent not to be unreasonably withheld) and there is no conflict of interest between the Company and the Trustee and the Collateral Trustee in connection with such defense. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld, delayed or conditioned. The Company need not make any expense or indemnify against any loss or liability to the extent Incurred by the Trustee or the Collateral Trustee through its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment.

(c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Collateral Trustee.

(d) To secure the Company’s payment obligations in this Section 7.07, the Trustee and the Collateral Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Collateral Trustee, except that held in trust to distribute principal, premium, if any, and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When each of the Trustee and the Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) All indemnities to be paid to the Trustee or the Collateral Trustee under this Indenture shall be payable promptly when due in U.S. Dollars in the full amount due, without deduction for any variation in any rate of exchange. The Company agrees to indemnify the Trustee and the Collateral Trustee against any losses incurred by the Trustee and the Collateral Trustee as a result of any judgment or order being given or made for amounts due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. Dollars and as a result of any variation as between (1) the rate of exchange at which the U.S. Dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (2) the rate of exchange at which the Trustee or the Collateral Trustee is then able to purchase U.S. Dollars with the amount of the Judgment Currency actually received by the Trustee or the Collateral Trustee. The indemnity set forth in this Section 7.07 shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign, upon 30 days written notice to the Company, in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may, with the consent of the Company, remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

In addition, the Company may remove the Trustee at any time for any reason to the extent the Company has given the Trustee at least five (5) Business Days’ written notice and as long as no Default or Event of Default has occurred and is continuing.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee or Collateral Trustee by Merger, etc.

Any corporation or other entity into which the Trustee or Collateral Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee or Collateral Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee or Collateral Trustee shall be the successor of the Trustee or Collateral Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto. As soon as practicable, the successor Trustee shall mail a notice to the Company and the Holders of Notes informing them of such merger, conversion or consolidation.

Section 7.10 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, on the 91st day after the deposit specified in clause (1) of Section 8.04 hereof, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Amounts) on the Notes when such payments are due;

(2) the Company’s obligations with respect to such Notes under Sections 2.03, 2.07, 2.10 and 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee, the paying agent, the registrar and the transfer agent hereunder and the Company’s and each Subsidiary Guarantor’s obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04 and 4.06. hereof, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof and the second paragraph of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). When the Company is released from its obligations pursuant to Section 8.04, all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees.

For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) and Section 6.01(10) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. Dollars, certain direct non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay the principal of, premium, if any, and interest (including an amount of cash equal to all accrued and unpaid PIK Interest) and any Additional Amounts on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel from counsel in New York independent of the Company stating that:

(A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel from counsel in New York stating that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to clause (1) of this Section 8.04;

(5) the Company must deliver to the Trustee an Officer’s Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from counsel in New York, each stating that all applicable conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including PIK Interest), but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, from time to time, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, any Intercreditor Agreement, any Security Document or the Notes without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for certificated Notes in addition to or in place of uncertificated Notes;

(3) to comply with Article 5 and/or Article 12 hereof;

(4) to make any change that would provide any additional rights or benefits to Holders or that does not materially and adversely affect the legal rights hereunder of any Holder, including any change in a Security Document required for the perfection of the relevant document before the applicable registries and/or authorities;

(5) to evidence and provide for the acceptance of an appointment by a successor trustee;

(6) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or add Note Guarantees with respect to the Notes;

(7) (A) to enter into additional or supplemental Security Documents or otherwise add collateral for or further secure the Notes or any Note Guarantees or any other obligation under this Indenture or (B) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(8) to release a Subsidiary Guarantor as expressly provided in this Indenture;

(9) to add any Priority Lien Obligations, Junior Priority Lien Obligations, First Lien Obligations or Second Lien Obligations, in each case, to the extent expressly permitted under this Indenture, the Security Documents and the Intercreditor Agreements on the terms set forth therein, or otherwise in accordance with the terms of this Indenture, any Security Document or any Intercreditor Agreement; or

(10) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(11) to enter into any “Deed of Quiet Enjoyment” or documentation of similar effect with respect to any Drilling Rig so long as such documentation is substantially in the form of the “Deed of Quiet Enjoyment” attached as Exhibit F hereto or in a form not materially and adversely worse to the interests of the Holders.

Section 9.02 With Consent of Holders of Notes.

Except as provided in this Section 9.02, other modifications and amendments of this Indenture, any Intercreditor Agreements, any Security Document or the Notes may be made with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) issued hereunder, and any existing default or compliance with any provision of this Indenture or the Notes outstanding thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or change the date on which any Note may be subject to redemption or repurchase or reduce the redemption or purchase price therefor;

(4) amend, change or modify in any material respect the obligation of the Company to consummate a Liquidity Event Conversion in respect of a Liquidity Event that has been approved by both the Required ALB Majority and the Notes/Bradesco Majority pursuant to Section 4.04(b)(1), or has been approved by the Notes/Bradesco Majority and one or more Holders or lenders of the Restructured Bradesco Debt has elected to purchase the Restructured ALB Loans pursuant to Section 4.04(b)(2);

(5) waive an Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(6) make any Note payable in a currency or place of payment other than that stated in such Note;

(7) make any change in provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment; and

(8) make any change in the provisions of this Indenture described under Section 4.05 hereof that adversely affects the rights of any Holder.

Upon the request of the Company accompanied by an Officer’s Certificate authorizing the execution of any such amended or supplemental indenture pursuant to this Section 9.02 or Section 9.01 hereof, and upon the filing with the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture. In connection with executing an amendment pursuant to this Section 9.02 or Section 9.01 hereof, the Trustee will be entitled to rely on evidence provided, including solely on an Opinion of Counsel and Officer’s Certificate.

The consent of the Holders of Notes is not necessary to approve the particular form of any proposed amendment, supplement or waiver under this Section 9.02 or Section 9.01 hereof. It is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 or Section 9.01 hereof becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be the Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, or if required to execute any amendment to a Security Document or an Intercreditor Agreement in its capacity as notes agent, in each case, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) be fully protected in relying on, in addition to the documents and Opinion of Counsel described in Section 15.04 hereof, an Opinion of Counsel and Officer’s Certificate stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is valid and binding on the Company in accordance with its terms.

ARTICLE 10
GUARANTEES

Section 10.01 Guarantee.

(a) Each Subsidiary Guarantor hereby fully and unconditionally guarantees (the “Note Guarantees”) on a senior secured basis, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed Obligations”). Upon failure by the Company to pay punctually any such amount, each Subsidiary Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture.

(b) Each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (vi) any change in the ownership of the Company.

(c) Each of the Subsidiary Guarantors further expressly waives irrevocably and unconditionally:

(1) any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) before claiming from it under this Indenture;

(2) any right to which it may be entitled to have the assets of the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Subsidiary Guarantors’ obligations hereunder, prior to any amount being claimed from or paid by any of the Subsidiary Guarantors hereunder; and

(3) any right to which it may be entitled to have claims hereunder divided between the Subsidiary Guarantors.

(d) The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim) or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

(e) Each Subsidiary Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, or reorganization of the Company or otherwise.

(f) If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.02 Limitation on Liability; Termination, Release and Discharge.

(a) The obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as would not render such Subsidiary Guarantor’s obligations subject to avoidance under any applicable laws, including, without limitation, applicable fraudulent conveyance provisions of any such applicable laws, or would not result in a breach or violation by such Subsidiary Guarantor of any provision of any then-existing agreement to which it is party, including any agreements entered into in connection with the acquisition or creation of such Subsidiary Guarantor; provided that such prohibition was not adopted to avoid guaranteeing the Notes.

(b) The Note Guarantee of a Subsidiary Guarantor will terminate and be released upon, and such Subsidiary Guarantor shall be released and relieved of its obligations under its Note Guarantee in the event that:

(1) a sale or other disposition (including by way of consolidation or merger) of all or a portion of the Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or a sale or disposition (including by way of consolidation or merger) of all or substantially all the assets of such Subsidiary Guarantor otherwise permitted by this Indenture;

(2) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture, as provided under Article 8 and Article 14;

(3) [reserved]; or

(4) the liquidation or dissolution of such Subsidiary Guarantor; provided that no Event of Default occurs as a result thereof or has occurred and is continuing;

provided that the transaction is carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture.

Section 10.03 Right of Contribution.

Each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Subsidiary Guarantor, if any, in a pro rata amount, based on the net assets of each Subsidiary Guarantor determined in accordance with IFRS. The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 10.04 No Subrogation.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.05 Additional Note Guarantees.

(a) The Company will cause Olinda Star, no later than five (5) days after the Olinda Guarantee Date, to:

(1) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which Olinda Star shall, subject to applicable legal limitations, unconditionally guarantee all of the Company’s Obligations under the Notes and this Indenture;

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by Olinda Star and (b) constitutes a valid and legally binding obligation of Olinda Star in accordance with its terms; and

(3) execute and deliver to the Collateral Trustee a Grantor Supplement pursuant to which Olinda Star shall, subject to applicable legal limitations, be subject to the terms of the Intercreditor Agreements.

(b) Notwithstanding the foregoing, Olinda Star shall not be required to execute any such supplemental indenture if the execution or enforcement of such supplemental indenture and the resultant Guarantee thereunder (1) is prohibited by, or in violation of, any applicable law to which Olinda Star is subject or (2) would require a governmental (including regulatory) consent, approval, license or authorization; provided that such violation cannot be prevented or such consent, approval, license or authorization cannot be obtained, as applicable, using commercially reasonable efforts.

For the avoidance of doubt, the failure by any Subsidiary Guarantor to satisfy the requirements set forth in clauses (a)(1) and (a)(2) above due to the limitations set forth in this clause (b) will not be deemed to be a breach of the Company’s or the Subsidiary Guarantors’ obligations under this Indenture or the Notes or result in a Default or an Event of Default hereunder.

Notwithstanding this Section 10.05(b), if Olinda Star is no longer prevented by applicable law or by any agreement to which it is a party from guaranteeing the Notes, the Company will promptly cause Olinda Star to provide a Note Guarantee in accordance with Section 10.05(a) hereof.

ARTICLE 11
SECURITY

Section 11.01 Security Interest

The due and punctual payment of the principal of, premium (if any), and interest (including PIK Interest) on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), and interest (including PIK Interest) on, the Notes and performance of all other Obligations of the Company and the Subsidiary Guarantors, according to the terms hereunder, the Note Guarantees and under the other Security Documents, are secured as provided herein and in the Security Documents. Each Holder, by its acceptance of any Notes, consents and agrees to the terms of the Security Documents and the Intercreditor Agreements (including, in each case, without limitation, the provisions providing for foreclosure and release of the Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, to the ranking of the Liens provided for in the Intercreditor Agreements, that it will take no actions contrary to the provisions of the Intercreditor Agreements and to the appointment of Wilmington Trust, National Association as Trustee under this Indenture and as Collateral Trustee under the Intercreditor Agreements. Each Holder and the Trustee directs the Collateral Trustee to enter into the Intercreditor Agreements and each Security Document, in each case, as collateral trustee for the Secured Parties and to perform its obligations and exercise its rights thereunder in accordance therewith. Each Holder directs the Trustee to enter into the Intercreditor Agreements, as trustee for the Holders, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Subsidiary Guarantors consent and agree to be bound by the terms of the applicable Security Documents, as the same may be in effect from time to time, and agree to perform their respective obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents and the Intercreditor Agreements, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents and the Intercreditor Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Company hereby agrees that the Collateral Trustee shall hold the Collateral in trust for the benefit of all Secured Parties, the Collateral Trustee and the Trustee, in each case pursuant to the Security Documents and the Intercreditor Agreements.

Section 11.02 Intercreditor Agreements.

Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the Collateral Trustee pursuant to the applicable Security Documents and the exercise of any right or remedy by the Trustee or Collateral Trustee hereunder and thereunder are subject to the provisions of the Intercreditor Agreements. The Company and each Subsidiary Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreements, to the extent it is a party thereto, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. In the event of any conflict between the terms of the Intercreditor Agreements on the one hand and this Indenture on the other, with respect to lien priority or rights and remedies in connection with the Collateral, the terms of the Intercreditor Agreements, shall govern.

Section 11.03 Further Assurances.

(a) The Company shall, and shall cause each Subsidiary Guarantor to, and each such Subsidiary Guarantor shall do or cause to be done all acts and things that may be required by applicable law to assure and confirm that the Collateral Trustee holds, for the benefit of the Notes and any other applicable Secured Party, duly created and enforceable and perfected Liens upon all or a portion of the Collateral (including any property or assets that are acquired or otherwise become, or are required by this Indenture or any Security Document to become, Collateral after the Issue Date), in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreements and the Security Documents. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably necessary to grant a security interest and Lien to the Collateral Trustee to secure Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents.

(b) The Company and each of the applicable Subsidiary Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required by applicable law, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Indenture, the Intercreditor Agreements or Security Documents for the benefit of the Holders and any other applicable Secured Party.

(c) In addition, the Company and such Subsidiary Guarantor shall:

(1) enter into the Security Documents, the Intercreditor Agreements and any amendments or supplements to the other Security Documents necessary in order to cause the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party) to have valid and perfected Second Liens on the Collateral;

(2) do, execute, acknowledge, deliver, record, file and register, as applicable, any and all acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required by applicable law so that the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party) shall have valid and perfected First Liens on the Collateral;

(3) take such further action and execute and deliver such other documents specified in the Indenture, the Intercreditor Agreements or the Security Documents or as otherwise may be required by applicable law to give effect to the foregoing; and

(4) deliver to the Trustee and the Collateral Trustee an Opinion of Counsel that (i) such Security Documents, the Intercreditor Agreements and any other documents required to be delivered have been duly authorized, executed and delivered by the Company and such Subsidiary Guarantor and constitute legal, valid, binding and enforceable obligations of the Company and such Subsidiary Guarantor, subject to customary qualifications and limitations, and (ii) such security documents and the other documents entered into pursuant to this covenant create valid and perfected Liens on the Collateral covered thereby, subject to customary qualifications and limitations.

Section 11.04 Impairment of Security Interest.

Neither the Company nor any of its Subsidiaries will (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Trustee and the Holders of Notes with respect to the Collateral, subject to certain limited exceptions, (ii) grant any Person, or permit any Person to retain (other than the Collateral Trustee or any agent of an applicable Secured Party), any Liens on the Collateral or (iii) enter into any agreement that requires the proceeds received from any sale of the Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreements, as applicable. The Company and each Subsidiary Guarantor will, at their sole cost and expense, execute and deliver all such agreements and instruments as required by applicable law to more fully or accurately describe the assets intended to be Collateral or the obligations intended to be secured by the Security Documents.

Section 11.05 Maintenance of Collateral.

(a) The Company and the Subsidiary Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted), as applicable to the relevant asset, and do all other acts as may be reasonably necessary or appropriate to maintain and preserve the Collateral; provided that the foregoing requirement will not prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of Collateral or disposing of Collateral, if such discontinuance or disposal (1) is, in the judgment of the Company, desirable in the conduct of the business of the Company and the Subsidiary Guarantors taken as a whole and (2) is otherwise in compliance with the provisions of this Indenture and the Security Documents. The Company and the Subsidiary Guarantors shall pay all taxes, and maintain in full force and effect all material permits and insurance in amounts that insure against such losses and risks as are reasonable for the type and size of the business conducted by the Company and the Subsidiary Guarantors, if any. The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Company and Subsidiary Guarantors comply with their obligations under this Section 11.05.

(b) To the extent required by the TIA, the Company shall furnish to the Trustee and the Collateral Trustee, upon or promptly after the execution and delivery of this Indenture, an Opinion of Counsel in compliance with TIA §314(b)(1), and on or within one month following the yearly anniversary of the Issue Date, commencing in 2023, an Opinion of Counsel in compliance with TIA §314(b)(2).

Section 11.06 Release of Liens in Respect of the Notes.

(a) The Collateral Trustee’s Liens upon the Collateral will no longer secure Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged upon the occurrence of any of the following:

(1) pursuant to the Intercreditor Agreements in connection with the exercise of remedies by the Shared Collateral Instructing Creditors in respect of the Shared Collateral during the continuation of an event of default under the relevant Debt Documents of the Shared Collateral Instructing Creditors at such time;

(2) the satisfaction and discharge of this Indenture as set forth in Article 14 hereof;

(3) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions of Article 9 hereof; or

(4) a conversion of the Notes pursuant to Section 4.04 hereof.

(b) The Collateral Trustee shall execute, upon request and at the Company’s expense, any documents, instruments, agreements or filings reasonably requested by the Company to evidence such release of such Collateral; provided that if the Collateral Trustee is required to execute any such documents, instruments, agreements or filings, the Collateral Trustee shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel in connection with any such release stating that all conditions precedent to such release in this Indenture and the Security Documents have been complied with.

Section 11.07 Collateral Trustee.

(a) The Collateral Trustee will hold (directly or through co-trustees or agents), and is directed by each Holder to so hold, and will be entitled to enforce, on behalf of the Holders, all Liens on the Collateral created by the Security Documents for their benefit and the benefit of the other Secured Parties, subject to the provisions of the Intercreditor Agreements. Neither the Company nor any of its Affiliates may serve as Collateral Trustee.

(b) Except as provided in the Intercreditor Agreements, the Collateral Trustee will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Section 11.08 Co-Collateral Trustee

If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties, or the Shared Collateral Instructing Creditors shall in writing so request the Collateral Trustee, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Trustee and the Company shall, at the reasonable request of the Collateral Trustee, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee (or the Shared Collateral Instructing Creditors, as the case may be) and the Company, either to act as co-Collateral Trustee or co-Collateral Trustees of all or any of the Collateral, jointly with the Collateral Trustee originally named herein or any successor or successors, or to act as separate collateral trustee or collateral trustees of any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Trustee may act under the foregoing provisions of this Section 11.08 without the consent of the Company, and each Holder hereby appoints the Collateral Trustee as its trustee and attorney to act under the foregoing provisions of this Section 11.08 in such case.

ARTICLE 12
SUBSTITUTION OF THE ISSUER

Section 12.01 Substitution of the Issuer.

The Company may, without the consent of any Holder of the Notes, be substituted by any (a) Wholly Owned Subsidiary of the Company or (b) direct or indirect parent of the Company, of which the Company is a Wholly Owned Subsidiary (in that capacity, the “Substituted Debtor”); provided, that the following conditions are satisfied:

(1) such documents will be executed by the Substituted Debtor, the Company, the Subsidiary Guarantors and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which (A) the Substituted Debtor assumes all of the Company’s payment obligations under the Indenture and the Notes and assumes, jointly and severally with the Company, all of the Company’s other obligations under the Indenture and the Notes; (B) the Company fully, unconditionally and irrevocably guarantees in favor of each Holder all of the obligations of the Substituted Debtor under the Indenture and the Notes, including the payment of all sums payable under the Indenture and the Notes by the Substituted Debtor as such principal debtor; and (C) each Subsidiary Guarantor’s Note Guarantee remains in full force and effect guaranteeing the obligations of the Substituted Debtor and the covenants, events of default and other obligations other than the Substituted Debtor’s payment obligations continue to apply to the Company in respect of the Notes to the same extent such provisions applied prior to such substitution as if no such substitution had occurred, it being the intent that the rights of the Holders in respect of the Notes be unaffected by the substitution (the “Issuer Substitution Documents”);

(2) if the Substituted Debtor is organized in a jurisdiction other than the Grand Duchy of Luxembourg, the Issuer Substitution Documents shall contain a provision (A) to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligations of the Company in respect of the payment of Additional Amounts set forth in Section 4.05 hereof (but including also such other jurisdiction as a Relevant Taxing Jurisdiction); and (B) to indemnify and hold harmless each Holder and beneficial owner of the Notes against all taxes or duties imposed by the jurisdiction in which the Substituted Debtor is organized and which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such Holder or beneficial owner of the Notes as a result of the substitution and which would not have been so incurred or levied had the substitution not been made;

(3) the Issuer Substitution Documents shall contain a provision that the Substituted Debtor and the Company shall indemnify and hold harmless each Holder and beneficial owner of the Notes against all taxes or duties which are imposed on such Holder or beneficial owner of the Notes by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Notes resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made;

(4) the Company shall deliver, or cause the delivery, to the Trustee of Opinions of Counsel in the United States and in the country of incorporation of the Substituted Debtor as to the validity, legally binding effect and enforceability of the Issuer Substitution Documents, as well as an Officer’s Certificate as to compliance with the provisions described under this Section 12.01 and such information as is necessary for the Trustee to accept the Substituted Debtor under its “know your customer” rules;

(5) the Substituted Debtor shall appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Notes, this Indenture and the Issuer Substitution Documents;

(6) no Event of Default has occurred and is continuing; and

(7) the substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Debtor and New York.

Section 12.02 Notice.

No later than ten (10) Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor will give notice of the completion of such substitution of the Company to the Holders.

Section 12.03 Deemed Substitution.

Upon the execution of the Issuer Substitution Documents, any substitute guarantees and compliance with the other conditions in this Indenture relating to the substitution, the Substituted Debtor will be deemed to be named in the Notes as the principal debtor in place of the Company, assuming all rights, without limitation, and obligations of the Company, and the Company will be automatically released from its payment obligations as principal debtor under the Notes and this Indenture, but the Company shall continue to provide a Note Guarantee and remain subject to the covenants, events of default and other obligations other than the Substituted Debtor’s payment obligations as principal debtor under the Notes and the Indenture to the same extent as if no substitution had occurred.

ARTICLE 13
[RESERVED]

ARTICLE 14
SATISFACTION AND DISCHARGE

Section 14.01 Satisfaction and Discharge.

This Indenture (other than those provisions which by their express terms survive) will be satisfied and discharged and will cease to be of further effect as to all outstanding Notes issued hereunder, when:

(1) either:

(A) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at the stated date for payment thereof within one year or will be called for redemption within one year, and, in each case, the Company or any Subsidiary has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not thereto for delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(2) the Company or any of its Subsidiaries have paid or caused to be paid all other sums payable under this Indenture and the Notes by it; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 14.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Until such time as the money is applied by the Trustee as described in the preceding sentence, the money shall be held as Government Securities or as cash deposited by the Company.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 14.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 15
MISCELLANEOUS

Section 15.01 Notices.

Any notice or communication by the Company, Subsidiary Guarantors or the Trustee to the others is duly given if in writing, in the English language, and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Attention: Rodrigo Ribeiro; rribeiro @theconstellation.com

Attention: Camilo McAllister; cmcallister@theconstellation.com

If to the Subsidiary Guarantors:

c/o Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Attention: Rodrigo Ribeiro; rribeiro@theconstellation.com

Attention: Camilo McAllister; cmcallister@theconstellation.com

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

United States

Attn: Constellation Oil Services Holding Administrator

Fax: 1-612-217-5651

The Company, the Subsidiary Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

For Notes which are represented by global certificates held on behalf of a Depositary or DTC, notices may be given by delivery of the relevant notices to the Depositary or DTC, according to the Applicable Procedures of such Depositary, if any, for communication to entitled holders in substitution for the aforesaid mailing.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication.

Section 15.02 Communication by Holders of Notes with Other Holders of Notes.

Any Holder, or group of Holders or beneficial owners, holding in the aggregate more than 10% in principal amount of outstanding Notes may communicate with other Holders with respect to their rights under this Indenture or the Notes, and may instruct the Trustee to deliver such communications to other Holders.

Section 15.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.04 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no such Officer’s Certificate shall be delivered on the Issue Date in connection with the original issuance of the Initial Notes; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be delivered on the Issue Date in connection with the original issuance of the Initial Notes.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, and may state that it is based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that information with respect to such factual matters is in possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include (other than an Officer’s Certificate provided pursuant to Section 4.04 hereto):

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

If giving an Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or certificates of public officials.

Section 15.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.06 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future incorporator, director, officer, employee, shareholder or controlling person of the Company or the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture or the Note Guarantees or for any claims based on, in respect of or by reason of such obligations. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws or under the corporate law of the Grand Duchy of Luxembourg or the British Virgin Islands, and it is the view of the SEC that such a waiver may be contrary to public policy.

Section 15.07 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. THE PROVISIONS RELATING TO, AMONG OTHERS, MEETINGS OF HOLDERS IN ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY IN RESPECT OF THE NOTES.

Section 15.08 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.09 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 15.10 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 15.11 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The delivery of copies of this Indenture and any supplement thereto and their respective signature pages by images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.

Section 15.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 15.13 Waiver to Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.14 Waiver of Immunity.

To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect of its obligations hereunder it waives such immunity to the extent permitted by applicable law. Without limiting the generality of the foregoing, each of the Company and each Subsidiary Guarantor agrees that the waivers set forth herein shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such act.

Section 15.15 Consent to Jurisdiction and Service of Process.

(a) Each of the parties hereto hereby irrevocably consents to the jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any court thereof, in respect of actions, suits or proceedings brought against such party as a defendant arising out of or relating to this Indenture, the Notes, the Note Guarantees or any transaction contemplated hereby or thereby (a “Proceeding”), and waives any immunity (to the fullest extent permitted by applicable law) from the jurisdiction of such courts over any Proceeding that may be brought in connection with this Indenture, the Notes or the Notes Guarantees and any right to which it may be entitled on account of place of residence or domicile. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that final judgment in any such Proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided, in the case of the Company, that service of process is effected upon the Company in the manner provided by this Indenture.

(b) The Company and the Subsidiary Guarantors agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Notes and the Note Guarantees against the Company and the Subsidiary Guarantors in any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, may be made upon Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, NY 10168, United States, whom the Company and Subsidiary Guarantors irrevocably appoint as their authorized agent for service of process. The Company and the Subsidiary Guarantors represent and warrant that Cogency Global Inc., the Company and the Subsidiary Guarantors’ authorized representative in the United States, has agreed to act as the Company and the Subsidiary Guarantors’ agent for service of process. The Company and the Subsidiary Guarantors agree that such appointment shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company and the Subsidiary Guarantors of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company and the Subsidiary Guarantors further agree to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If Cogency Global Inc. shall cease to act as the agent for service of process for the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States Federal court, in each case, in the Borough of Manhattan, The City of New York, service of process on Cogency Global Inc. as the authorized agent of the Company and the Subsidiary Guarantors for service of process, and written notice of such service to the Company and the Subsidiary Guarantors, shall be deemed, in every respect, effective service of process upon the Company and the Subsidiary Guarantors.

(c) Nothing in this Section 15.15 shall affect the right of any party to serve legal process in any other manner permitted by law.

[Signatures on following page]

CONSTELLATION OIL SERVICES HOLDING S.A., as Company

By:
Name:
Title:

By:
Name:
Title:

(Signature page to the First Lien Secured Notes Indenture)

CONSTELLATION OVERSEAS LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Constellation Overseas Ltd. by Michael Pearson
	Title:	Director

ALPHA Star Equities LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Alpha Star Equities Ltd. by Michael Pearson
	Title:	Director

Gold Star Equities LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Gold Star Equities Ltd. by Michael Pearson
	Title:	Director

Lone Star Offshore LTD., as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Lone Star Offshore Ltd. by Michael Pearson
	Title:	Director

Star International Drilling LIMITED, as Subsidiary Guarantor

By:
	Name:	Signed for and on behalf of Star International Drilling Limited by Michael Pearson
	Title:	Director

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, Registrar, Transfer Agent and Paying Agent

By:
Name:
Title:

(Signature page to the First Lien Secured Notes Indenture)

EXHIBIT A

FORM OF NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert the following Original Issue Discount Legend:]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. HOLDERS MAY OBTAIN THE ISSUE PRICE, TOTAL AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY BY CONTACTING THE COMPANY.

[Face of Note]

0.25% PIK SENIOR SECURED SECOND LIEN NOTES DUE 2050

CUSIP ________
ISIN ________
No._____	U.S.$______
[Subject to any decreases or increases in such principal amount as set forth in the Schedule of Increases or Decreases in the Global Note attached hereto]

CONSTELLATION OIL SERVICES HOLDING S.A.

société anonyme

8-10, Avenue de la Gare

L-1610 Luxembourg

R.C.S. Luxembourg: B163424

promises to pay to ______, or registered assigns, the principal sum of _____________________ DOLLARS on [●], 2050[, subject to any decreases or increases in such principal amount as set forth in the Schedule of Increases or Decreases in the Global Note attached hereto].

Interest Payment Dates: March 31, June 30, September 30 and December 31, commencing on [●], 2022.

Record Dates: March 15, June 15, September 15 and December 15

Dated: ______________

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

CONSTELLATION OIL SERVICES HOLDING S.A.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Wilmington Trust, National Association
as Trustee, certifies that this is one of
the Notes referred to in the Indenture.

By

Authorized Signatory

Dated:

[Reverse of Note]

0.25% PIK SENIOR SECURED SECOND LIEN NOTES DUE 2050

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register (R.C.S. Luxembourg) under number B163424 (the “Company”), promises to pay interest on the principal amount of this Note by increasing the principal amount of the Notes outstanding or, with respect to Notes represented by Definitive Notes, by issuing additional Notes (the “PIK Notes”) for the remaining amount of the interest payment (in each case, “PIK Interest”), at a rate per annum equal to 0.25% (“PIK Interest”), in each case, by rounding down to the nearest whole dollar, from the Issue Date until the final maturity date of the Notes. The Company will pay interest quarterly in arrears on the last Business Day of March, June, September and December of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [●], 2022; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [●], 2022. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Accrued and unpaid PIK Interest will be due and payable in cash on December 31, 2050. The amount of PIK Interest shall be calculated based on the aggregate principal amount of the Notes and the PIK Notes (excluding PIK Interest to be issued on the related Interest Payment Date) outstanding on the related record date provided in this Note.

Unless the context requires otherwise, references to the “Notes” include any related PIK Notes and references to “principal amount” of Notes include any increase in the principal amount thereof as a result of a payment of PIK Interest.

(2) Method of Payment. The Company will pay interest on this Note to the Persons who are registered Holders of this Note at the close of business on March 15, June 15, September 15 and December 15 next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date. This Note will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose; provided that payment by wire transfer of immediately available funds will be required with respect to premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee, and the Trustee, at the written direction of the Company, will record such increase in such Global Note and (y) with respect to Notes represented by certificated Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of Holders.

(3) Paying Agent And Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Company issued this Note under an Indenture dated as of [●], 2022 (the “Indenture”) among the Company, the Subsidiary Guarantors from time to time party thereto and the Trustee. The terms of this Note include the terms stated in the Indenture. This Note is subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) Optional Redemption. At any time, and from time to time, the Company may redeem the Notes, at its option, in whole or in part, at a redemption price equal to its net present value using a 4% discount rate, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest) due thereon up to, but excluding, the date of redemption. Any redemption of this Note by the Company pursuant to Section 3.07 of the Indenture shall be subject to the Company redeeming all of the then outstanding principal amount of, and interest (and premium, if any) on, this Note.

(6) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to this Note.

(7) [Reserved]

(8) Notice of Redemption. Subject to the provisions of Section 3.07 of the Indenture, notice of redemption will be mailed by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC) at least ten (10) days but not more than sixty (60) days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. No Notes of a principal amount of U.S.$1.00 or less may be redeemed in part, and if Notes are redeemed in part, the remaining outstanding amount must be at least equal to U.S.$1.00 and be an integral multiple of U.S.$1.00 in excess thereof. If Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Notes (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

(9) Denominations, Transfer, Exchange. Subject to the issuance of PIK Notes as described herein, the Notes are in registered form without coupons in minimum denominations of U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof.

The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Registrar nor the Company will be required (i) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of selection, (ii) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Intercreditor Agreements, any Security Document or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, to provide for certificated Notes in addition to or in place of uncertificated Notes, to comply with Article 5 and/or Article 12 of the Indenture, to make any change that would provide any additional rights or benefits to Holders or that does not materially and adversely affect the legal rights under the Indenture of any Holder, including any change in a Security Document required for the perfection of the relevant document before the applicable registries and/or authorities, to evidence and provide for the acceptance of an appointment by a successor trustee, to allow any Subsidiary Guarantor to execute a supplemental indenture and/or add Note Guarantees with respect to the Notes, to enter into additional or supplemental Security Documents or otherwise add collateral for or further secure the Notes or any Note Guarantees or any other obligation under the Indenture, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to release a Subsidiary Guarantor as expressly provided in the Indenture, to add any Priority Lien Obligations, Junior Priority Lien Obligations, First Lien Obligations or Second Lien Obligations, in each case, to the extent expressly permitted under the Indenture, the Security Documents and any Intercreditor Agreement on the terms set forth therein, or otherwise in accordance with the terms of the Indenture, any Security Document or the Intercreditor Agreements, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA. Without the consent of each Holder affected thereby, no amendment or waiver may (with respect to any Notes held by a non-consenting Holder): reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; reduce the rate of or change or have the effect of changing the time for payment of interest, on any Notes; reduce the principal of or change or have the effect of changing the fixed maturity of any Note, or change the date on which any Note may be subject to redemption or repurchase or reduce the redemption or purchase price therefor; amend, change or modify in any material respect the obligation of the Company to consummate a Liquidity Event Conversion in respect of a Liquidity Event that has been approved by both the Required ALB Majority and the Notes/Bradesco Majority pursuant to Section 4.04(b)(1) of the Indenture, or has been approved by the Notes/Bradesco Majority and one or more Holders or lenders of the Restructured Bradesco Debt has elected to purchase the Restructured ALB Loans pursuant to Section 4.04(b)(2) of the Indenture; waive an Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration, and any definitions or provisions related thereto); make any Note payable in a currency or place of payment other than that stated in such Note; make any change in provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment; make any change in the provisions of the Indenture described under Section 4.05 of the Indenture that adversely affects the rights of any Holder; make any change to the provisions of this Indenture or any Notes that adversely affects the ranking of such Notes and release any Subsidiary Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture.

(12) Defaults and Remedies. Events of Default include: (i) default in the payment when due (whether at maturity, upon acceleration or redemption or otherwise) of the principal of or premium, if any, on any Notes, including the failure to purchase Notes tendered pursuant to an optional redemption; (ii) default for thirty (30) days or more in the payment when due of interest (including, for the avoidance of doubt, the PIK Interest required under the Indenture) or Additional Amounts on any Notes; (iii) the failure to perform or comply with any of the provisions described under Section 4.04 or 5.01 of the Indenture; (iv) except as permitted by the Indenture, any Note Guarantee of a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; provided that the Note Guarantee of a Subsidiary Guarantor becoming unenforceable or invalid as a result of a change in law shall not constitute an Event of Default under the Indenture; (v) certain events of bankruptcy described in the Indenture affecting the Company; and (vi) except as expressly permitted by the Indenture, the Intercreditor Agreement and the Security Documents, any of the Security Documents shall for any reason cease to be in full force and effect and such default continues for thirty (30) days or the Company shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable and such default continues for thirty (30) days.

If an Event of Default (other than an Event of Default specified in clause (v) above with respect to the Company) shall occur and be continuing and has not been cured or waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest (including PIK Interest) on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” Notwithstanding the foregoing, in the case of an Event of Default specified in clause (v) above, the unpaid principal of (and premium, if any) and accrued and unpaid interest (including PIK Interest) on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee written notice of any event that constitutes a Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

(13) Guarantees. The payment by the Company of the principal of, and premium and interest on, the Notes will be fully and unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors, to the extent set forth in the Indenture.

(14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) No Recourse Against Others. No past, present or future incorporator, director, officer, employee, shareholder or controlling person of the Company or the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture or the Note Guarantees or for any claims based on, in respect of or by reason of such obligations. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws or under the corporate law of the Grand Duchy of Luxembourg or the British Virgin Islands, and it is the view of the SEC that such a waiver may be contrary to public policy.

(16) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTE GUARANTEES AND THIS NOTE. THE PROVISIONS RELATING TO, AMONG OTHERS, MEETINGS OF HOLDERS IN ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY IN RESPECT OF THE NOTES.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________________________

(Insert assignee’s legal name)

_____________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint__________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date: ___________________

Your Signature: ___________________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ______________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Increases or Decreases in the Global Note*

The following increases or decreases in this Global Note have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such increase or decrease	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

NOTATION OF GUARANTEE

For value received, the undersigned hereby, jointly and severally, fully, unconditionally and irrevocably guarantees to the Holder of this Note, the cash payments in United States Dollars of principal and interest on this Note (and including Additional Amounts payable thereon, if any) in the amounts and at the times when due, whether at Stated Maturity, upon acceleration, upon redemption or otherwise, together with interest on the overdue principal and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and conditions of this Note and the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of [●], 2022 (the “Indenture”), among Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register (R.C.S. Luxembourg) under number B163424 (the “Company”), the subsidiary guarantors from time to time party hereto (including the undersigned), as subsidiary guarantors (the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as trustee, transfer agent, paying agent and registrar.

Payments hereunder shall be made solely and exclusively in United States Dollars.

The obligations of the undersigned to the Holders and the Trustee are expressly set forth in Article 10 of the Indenture and reference is hereby made to Article 10 of the Indenture for the precise terms thereof. This Note Guarantee constitutes a direct, general and unconditional secured obligation of the undersigned which will at all times rank senior in right of payment to all other existing and future unsecured senior Indebtedness of the undersigned to the extent of the value of the Collateral; provided that any outstanding amounts due after the foreclosure of the Collateral owed by the Company, the Subsidiary Guarantors or the undersigned will rank equally in right of payment with all other existing and future senior Indebtedness of the undersigned, except for such obligations as may be preferred by mandatory provisions of law.

[Signature Page Follows]

A-1

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

By:
Name:
Title:

A-2

EXHIBIT B24

FORM OF SUPPLEMENTAL INDENTURE
FOR NOTE GUARANTEE

This Supplemental Indenture, dated as of [__________] (this “Supplemental Indenture”), among [name of Subsidiary], a [______________] [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register (R.C.S. Luxembourg) under number B163424 (together with its successors and assigns, the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Trustee and the Subsidiary Guarantors named therein (each a “Subsidiary Guarantor” and together the “Subsidiary Guarantors”) have heretofore executed and delivered an Indenture, dated as of [●], 2022 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 0.25% PIK Senior Secured Second Lien Notes due 2050 (the “Notes”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1 Agreement to be Bound. The Additional Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Additional Subsidiary Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

ARTICLE III
MISCELLANEOUS

Section 3.1 Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the Additional Subsidiary Guarantor.

B-1

Section 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3 Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Sections 15.07, 15.13, 15.14 and 15.15 of the Indenture.

Section 3.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.6 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7 Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.8 The Trustee. The recitals in this Supplemental Indenture are made by the Company and the Additional Subsidiary Guarantor only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Company, or the validity or sufficiency of this Supplemental Indenture and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CONSTELLATION OIL SERVICES HOLDING S.A., as the Company

By:
Name:
Title:

By:
Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR], as Additional Subsidiary Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, Registrar, Transfer Agent and Paying Agent

By:
Name:
Title:

EXHIBIT C-1

FORM OF MASTER INTERCREDITOR AGREEMENT

[TO COME]

EXHIBIT C-2

FORM OF Tranche 2/3/4 Intercreditor Agreement

[TO COME]

SCHEDULE 1.01

NON-AFFILIATE

1.	Moneda S.A. AGF and Moneda International, Inc. and any fund or entity controlled, managed or advised by Moneda S.A. AGF or Moneda International, Inc.

.